THIRD AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


     This Third Amendment ("Amendment") to the Amended and Restated Employment Agreement ("Employment Agreement") between ICO, Inc., a Texas corporation (the "Company"), and Jon C. Biro (the "Executive") is dated this 15th day of January, 2003. All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

1. Notwithstanding the prohibition, set forth Paragraph 4(a) of the Employment Agreement, against reducing the Executive's Base Salary after any increase therein, the Executive agrees to one-time ten percent (10%) reduction (the "Salary Reduction") in his current Base Salary. Effective January 1, 2003, the Executive's Base Salary shall be reduced from $230,000 to $207,000. Such Salary Reduction shall not serve to limit or reduce any other obligations of the Company to the Executive under the Employment Agreement. The Salary Reduction represents a one-time waiver, by Executive, of the relevant provision of Paragraph 4(a) of the Employment Agreement, and shall not constitute a waiver of the provisions of Paragraph 4(a) for any other purpose, nor shall it constitute a waiver by Executive of any other terms and conditions set forth in the Employment Agreement.

     2.   Subparagraph  5(c)(i)  are  hereby  amended  to  read  as  follows:

     (i) Executive ceasing for any reason to be the Chief Financial Officer and Treasurer of the Company, other than by death, disability or termination by the Executive of employment with the Company other than for Good Reason.

     3.   Subparagraph  6(d)(i)  is  hereby  amended  to  read  as  follows:

     (i) Within 10 days after the Date of Termination, the Company shall pay to the Executive, in a lump sum in cash, the aggregate of the amounts set forth in (A) through (C) below:

          (A) if not theretofore paid, the Executive's Base Salary through the Date of Termination at the rate in effect on the Date of Termination; and

          (B) the product of (x) the greater of the highest Annual Bonus paid to the Executive during the Employment Period and 50% of the Annual Salary (as defined in subparagraph 6(d)(i)(D) below) and
               (y) the fraction obtained by dividing (i) the number of days which Executive has been employed during the particular year in which termination occurs by (ii) 365; and

          (C) two times the sum of (x) the Executive's Annual Salary (as defined in subparagraph 6(d)(i)(D) below) and (y) the greater of the highest Annual Bonus paid to the Executive during the Employment Period and 50% of the Annual Salary.

          (D) For the purposes of (B) and (C) above, the term "Annual Salary" shall mean the greater of (i) $230,000 and (ii) the Executive's Base Salary in effect on the Date of Termination.

4. All terms and conditions in the Employment Agreement that are not amended by this Amendment continue to be in full force and effect.

AGREED  AND  ACCEPTED:

ICO, INC.

By:  /s/ Christopher N. O'Sullivan                    /s/ Jon C. Biro
     -----------------------------------              --------------------------
                                                      JON  C.  BIRO
Printed Name:  Christopher N. O'Sullivan
               -------------------------

Title:  President and Chairman
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